Exhibit 10.2
[Bar Code]
Document 2006 3456
Book 2006 Page 3456 Pages 9
Date 7/26/2006 Time 8:00 AM
Rec Amt $47.00

ENTERED FOR TAXATION
TRANSFER BOOK

BOOK 13 PAGE 221
DATE July 27 2006
/s/ K. Kae Meyer
PLYMOUTH COUNTY AUDITOR

Prepared by: Marten A. “Mat” Trotzig, P.O. Box 336, LeMars, Iowa 51031, Telephone No. 712-546-8873
OPTION AGREEMENT FOR PURCHASE OF REAL ESTATE
     THIS AGREEMENT is entered into between Northwest Iowa Renewable Energy, L.L.C. (“Optionee”) and Higman Sand and Gravel, Inc. (“Option-giver”) as it pertains to the following-described real property situated in Plymouth County, Iowa, viz:
The North Half (N 1/2) of the Northwest Quarter (NW 1/4) of Section Thirteen (13), Township Ninety-two (92) North, Range Forty-nine (49) West of the 5th P.M., Plymouth County, Iowa, exclusive of railroad right-of-way and highway right-of-way.
     1. CONSIDERATION: The consideration for the initial term of this Option is the sum of One Thousand Dollars ($1,000.00) paid upon the execution of this Option Agreement. If the Option is renewed as set forth below, an additional One Thousand Dollars ($1,000.00) shall be paid by Optionee to Option-giver. It is understood that if Optionee exercises the option, any monies paid for this option or renewal of this option will be applied to the purchase price. If Optionee fails to renew the option as set forth below, the One Thousand Dollars ($1,000.00) shall be nonrefundable. If the option is renewed for an additional year and the Option is not

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exercised during this renewal term then all monies paid for this Option shall be nonrefundable.
     2. TERM OF OPTION: The initial term of this Option shall run from July 1, 2006 to June 30, 2007. Optionee may extend this Option for an additional year by giving thirty (30) days written notice prior to the termination of the initial option term and by simultaneously paying an additional One Thousand Dollars ($1,000.00) as set forth above. Closing on said option shall occur within sixty (60) days after notice of the intent to exercise. Any intent to exercise shall be done in writing and sent by ordinary mail first class mail to the Option-giver at its address set forth below.
     3. OPTION PRICE: If Optionee elects to exercise this option, the price shall be the sum of Ten Thousand Dollars ($10,000.00) per acre times the gross number of acres purchased payable in cash, or exchange for shares of membership interest in Northwest Iowa Renewable Energy, L.L.C., or combination of cash and shares at discretion of Option-giver. Optionee may purchase all or a portion of the above-described property at its discretion.
     4. CONTINGENT TERMS: If Optionee elects to exercise this option, the purchase agreement shall further be contingent upon Optionee obtaining rights from both the Iowa Department of Transportation and the South Dakota Railroad to cross their ground and for necessary access permits being granted. It shall also be contingent upon obtaining the necessary zoning approval from any affected municipalities as determined by Iowa law.

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     5. TERMINATION OF FARM LEASE: Option-giver agrees to send a Lease Termination Notice to the current farm tenant of the above-described property not later than August 15, 2006 by certified mail, return receipt requested, with a copy of said Termination Notice being sent to Optionee. It is further agreed that the Option-giver will not enter into a new farm lease affecting the above-described property without the express written consent of the Optionee during the life of this Option Agreement, or any renewals of this Option Agreement.
     6. OTHER MISCELLANEOUS TERMS: If Optionee exercises its Option, the parties agree to sign a written purchase agreement using the general terms of the Iowa Bar Short Form Real Estate Contract, No. 143, a copy of which is attached hereto. If Optionee exercises this Option, Optionee shall be responsible for the expense of any survey and expenses to obtain the necessary approval by Plymouth County Planning and Zoning Commission and/or Plymouth County Board of Supervisors or any other municipality as required by Iowa law. The Option-giver shall be responsible for the cost of preparation of the Abstract of Title, deed preparation, and any expenses associated with providing clear title to the property. Option-giver shall also cooperate and sign any documents that are necessary prior to the exercise of the option to verify if the necessary zoning of the property can be obtained from the Plymouth County Planning and Zoning Commission and the Plymouth County Board of Supervisors or any other municipality as required by Iowa law that will allow the construction of a bio-diesel energy plant or associated bio-diesel mixing station. Further, Option-giver shall grant to Optionee (including its officers and directors) or any

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of Optionee’s representatives, agents or employees the right to enter the above-described property to examine and inspect the same, and to conduct any appropriate tests so that Optionee can determine whether or not to exercise this option. In the event of any damages to crops, Optionee shall reimburse the Option-giver or tenant the actual amount of damages incurred.
     Dated this 21st day of July, 2006.

NORTHWEST IOWA RENEWABLE ENERGY, L.L.C.		HIGMAN SAND AND GRAVEL, INC.

By:	/s/ John E. Lucken	By:	/s/ Justin Higman

	John E. Lucken		Justin Higman, President
	Chairman of the Board of Directors		16485 Hwy. 12
	221 Reed St.		Akron, IA 51001
P.O. Box 366
Akron, IA 51001

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STATE OF IOWA	)
) ss:
COUNTY OF PLYMOUTH	)
     On this 21st day of July, 2006, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared John E. Lucken, Chairman of the Board of Directors of Northwest Iowa Renewable Energy, L.L.C., to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that he executed the same as the voluntary act and deed of Northwest Iowa Renewable Energy, L.L.C.

/s/ Karen A. Wardrip

	KAREN A. WARDRIP	Notary Public in and for
(SEAL)	Commision Number 717624	Plymouth County, State of Iowa.
MY COMMISSION EXPIRES
7/29/08

STATE OF IOWA	)
) ss:
COUNTY OF PLYMOUTH	)
     On this 21st day of July, 2006, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Justin Higman, President of Higman Sand and Gravel, Inc., to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Jo Ann Decker

	JO ANN DECKER	Notary Public in and for
(SEAL)	Notarial Seal — IOWA	Plymouth County, State of Iowa.
Commission No. 728624
My Commission Expires 5/24/07

REAL ESTATE CONTRACT
(SHORT FORM)
THE IOWA STATE BAR ASSOCIATION
Official Form No. 143
Recorder’s Cover Sheet
Preparer Information: (name, address and phone number)
Taxpayer Information: (name and complete address)
Return Document To: (name and complete address)
Grantors:
Grantees:
Legal Description: See Page 2
     Document or instrument number of previously recorded documents:

***attnyname*** ISBA # ***attnybarnumber***
REAL ESTATE CONTRACT (SHORT FORM)
     IT IS AGREED between

(“Sellers”); and

(“Buyers”).
     Sellers agree to sell and Buyers agree to buy real estate in                                          County, Iowa, described as:
with any easements and appurtenant servient estates, but subject to the following:
a. any zoning and other ordinances;
b. any covenants of record;
c. any easements of record for public utilities, roads and highways; and
d. (consider: liens; mineral rights; other easements; interest of others.)

(the “Real Estate”), upon the following terms:
1. PRICE. The total purchase price for the Real Estate is                                          Dollars ($              ) of which                                         Dollars ($                     ) has been paid. Buyers shall pay the balance to Sellers at                                         or as directed by Sellers, as follows:

2. INTEREST. Buyers shall pay interest from                     on the unpaid balance, at the rate of                      percent per annum, payable                                         . Buyers shall also pay interest at the rate of                     percent per annum on all delinquent amounts and any sum reasonably advanced by Sellers to protect their interest in this contract, computed from the date of the delinquency or advance.
3. REAL ESTATE TAXES. Sellers shall pay

any unpaid real estate taxes payable in prior years. Buyers shall pay all subsequent real estate taxes. Any proration of real estate taxes on the Real Estate shall be based upon such taxes for the year currently payable unless the parties state otherwise.
4. SPECIAL ASSESSMENTS. Sellers shall pay all special assessments which are a lien on the Real Estate as of the date of this contract or                     . All other special assessments shall be paid by Buyers.
5. POSSESSION CLOSING. Sellers shall give Buyers possession of the Real Estate on                     , provided Buyers are not in default under this contract. Closing shall be on                     .
6. INSURANCE. Sellers shall maintain existing insurance upon the Real Estate until the date of possession. Buyers shall accept insurance proceeds instead of Sellers replacing or repairing damaged improvements. After possession and until full payment of the purchase price, Buyers shall keep the improvements on the Real Estate insured against loss by fire, tornado, and extended coverage for a sum not less than 80 percent of full insurable value payable to the Sellers and Buyers as their interests may appear. Buyers shall provide Sellers with evidence of such insurance.
7. ABSTRACT AND TITLE. Sellers, at their expense, shall promptly obtain an abstract of title to the Real Estate continued through the date of this contract                     and deliver it to Buyers for examination. It shall show merchantable title in Sellers in or conformity with this contract, Iowa law and the Title Standards of the Iowa State Bar Association. The abstract shall become the property of the Buyers when the purchase price is paid in full, however, Buyers reserve the right to occasionally use the abstract prior to full payment of the purchase price. Sellers shall pay the costs of any additional abstracting and title work due to any act or omission of Sellers, including transfers by or the death of Sellers or their assignees.
8. FIXTURES. All property that integrally belongs to or is part of the Real Estate, whether attached or detached, such as light fixtures, shades, rods, blinds, awnings, windows, storm doors, screens, plumbing fixtures, water heaters, water softeners, automatic heating equipment, air conditioning equipment, wall to wall carpeting, built-in items and electrical service cable, outside television towers and antenna, fencing, gates and landscaping shall be considered a part of Real Estate and included in the sale except: (consider: rental items.)

9. CARE OF PROPERTY. Buyers shall take good care of the property; shall keep the buildings and other improvements now or later placed on the Real Estate in good and reasonable repair and shall not injure, destroy or remove the property during the term of this contract. Buyers shall not make any material alteration to the Real Estate without the written consent of the Sellers.
10. DEED. Upon payment of purchase price, Sellers shall convey the Real Estate to Buyers or their assignees, by                     deed, free and clear of all liens, restrictions, and encumbrances except as provided herein. Any general warranties of title shall extend only to the date of this contract, with special warranties as to acts of Sellers continuing up to time of delivery of the deed.
11. REMEDIES OF THE PARTIES. a. If Buyers (a) fail to make the payments aforesaid, or any part thereof, as same become due; or (b) fail to pay the taxes or special assessments or charges, or any part thereof, levied upon said property, or assessed against it, by any taxing body before any of such items become delinquent; or (c) fail to keep the property insured; or (d) fail to keep it in reasonable repair as herein required; or (e) fail to perform any of the agreements as herein made or required; then Sellers, in addition to any and all other legal and equitable remedies which they may have, at their option, may proceed to forfeit and cancel this contract as provided by law (Chapter 656 Code of Iowa). Upon completion of such forfeiture Buyers shall have no right of reclamation or compensation for money paid, or improvements made; but such payments and/or improvements if any shall be retained and kept by Sellers as compensation for the use of said property, and/or as liquidated damages for breach of this contract; and

upon completion of such forfeiture, if the Buyers, or any other person or persons shall be in possession of said real estate or any part thereof, such party or parties in possession shall at once peacefully remove therefrom, or failing to do so may be treated as tenants holding over, unlawfully after the expiration of lease, and may accordingly be ousted and removed as such as provided by law.
     b. If Buyers fail to timely perform this contract, Sellers, at their option, may elect to declare the entire balance immediately due and payable after such notice, if any, as may be required by Chapter 654, The Code. Thereafter this contract may be foreclosed in equity and the court may appoint a receiver to take immediate possession of the property and of the revenues and income accruing therefrom and to rent or cultivate the same as the receiver may deem best for the interest of all parties concerned, and such receiver shall be liable to account to Buyers only for the net profits, after application of rents, issues and profits from the costs and expenses of the receivership and foreclosure and upon the contract obligation.
It is agreed that if this contract covers less than ten (10) acres of land, and in the event of the foreclosure of this contract and sale of the property by sheriff’s sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statutes of the State of Iowa shall be reduced to six (6) months provided the Sellers, in such action file an election to waive any deficiency judgment against Buyers which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Buyers, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.
It is further agreed that the period of redemption after a foreclosure of this contract shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this contract at the time of such foreclosure; and (3) Sellers in such action file an election to waive any deficiency judgment against Buyers or their successor in interest in such action. If the redemption period is so reduced, Buyers or their successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Buyers shall be presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code. Upon completion of such forfeiture Buyers shall have no right of reclamation or compensation for money paid, or improvements made; but such payments and for improvements if any shall be retained and kept by Sellers as compensation for the use of said property, and/or as liquidated damages for breach of this contract; and upon completion of such forfeiture, if Buyers, or any other person or persons shall be in possession of said real estate or any part thereof, such party or parties in possession shall at once peacefully remove therefrom, or failing to do so may be treated as tenants holding over, unlawfully after the expiration of a lease, and may accordingly be ousted and removed as such as provided by law.
     c. If Sellers fail to timely perform their obligations under this contract, Buyers shall have the right to terminate this contract and have all payments made returned to them.
     d. Buyers and Sellers are also entitled to utilize any and all other remedies or actions at law or in equity available to them.
     e. In any action or proceeding relating to this contract the successful party shall be entitled to receive reasonable attorney’s fees and costs as permitted by law.
12. JOINT TENANCY IN PROCEEDS AND IN REAL ESTATE. If Sellers, immediately preceding this contract, hold title to the Real Estate in joint tenancy with full right of survivorship, and the joint tenancy is not later destroyed by operation of law or by acts of Sellers, then the proceeds of this sale, and any continuing or recaptured rights of Sellers in the Real Estate, shall belong to Sellers as joint tenants with full right of survivorship and not as tenants in common; and Buyers, in the event of the death of either Seller, agree to pay any balance of the price due Sellers under this contract to the surviving Seller and to accept a deed from the surviving Seller consistent with paragraph 10.

13. JOINDER BY SELLER’S SPOUSE. Seller’s spouse, if not a titleholder immediately preceding acceptance of this offer, executes this contract only for the purpose of relinquishing all rights of dower, homestead and distributive shares or in compliance with Section 561.13 of the Iowa Code and agrees to execute the deed for this purpose.
14. TIME IS OF THE ESSENCE. Time is of the essence in this contract.
15. PERSONAL PROPERTY. If this contract includes the sale of any personal property, Buyers grant the Sellers a security interest in the personal property and Buyers shall execute the necessary financing statements and deliver them to Sellers.
16. CONSTRUCTION. Words and phrases in this contract shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context.
17. RELEASE OF RIGHTS. Each of the Buyers hereby relinquishes all rights of dower, homestead and distributive share in and to the property and waives all rights of exemption as to any of the property.
I UNDERSTAND THAT HOMESTEAD PROPERTY IS IN MANY CASES PROTECTED FROM THE CLAIMS OF CREDITORS AND EXEMPT FROM JUDICIAL SALE; AND THAT BY SIGNING THIS CONTRACT, I VOLUNTARILY GIVE UP MY RIGHT TO THIS PROTECTION FOR THIS PROPERTY WITH RESPECT TO CLAIMS BASED UPON THIS CONTRACT.

Dated: ,
BUYERS

Dated: ,
BUYERS
18. ADDITIONAL PROVISIONS.
Dated:                     ,___________

SELLERS	BUYERS
STATE OF                                                             , COUNTY OF
This instrument was acknowledged before me on                                                                                                              by

.

                    , Notary Public